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                                                                 EXHIBIT 7(b)


                  [SUTHERLAND, ASBILL & BRENNAN LETTERHEAD]





                              December 22, 1995




The National Life Insurance Company
One National Life Life Drive
Montpelier, Vermont  05604

Gentlemen:

        We hereby consent to the reference to our name under the caption "Legal Matters" in the Prospectus filed as part of Pre-Effective Amendment No. 1 to Form S-6 (File No. 33-91938) for National Variable Life Insurance Account of The National Life Insurance Company. In giving this consent, we do not admit that we are in the category of persons whose consent is required under
Section 7 of the Securities Act of 1933.

                           Very truly yours,

                           SUTHERLAND, ASBILL & BRENNAN



                           By   /s/ STEPHEN E. ROTH
                             -----------------------------
                                    Stephen E. Roth